Exhibit 99.1

Energy Recovery, Inc. Reports Second Quarter 2010 Financial Results

Second Quarter 2010 Highlights

  Net Revenues: $13.3 million
  Gross Margin: 50%
  GAAP Net Loss: $322,000; Non-GAAP Net Income $80,000
  GAAP Loss per Share: $0.01; Non-GAAP Earnings per Share $0.00
  Adjusted EBITDA: $1.5 million, or 11% of net revenue

SAN LEANDRO, Calif.--(BUSINESS WIRE)--August 5, 2010--Energy Recovery, Inc. (Nasdaq:ERII), a leader in the design and development of energy recovery devices for desalination, announced today the results of its second quarter ended June 30, 2010. In the second quarter of 2010, ERI achieved net revenue of $13.3 million, a 46% increase compared to the net revenue for the same period last year and within the Company’s guidance range of $13 to $15 million. For the three months ended June 30, 2010, ERI reported a net loss on a generally accepted accounting principles (GAAP) basis of $322,000, or $0.01 per share, and non-GAAP net income of $80,000, or $0.00 per share. For the same period last year, ERI reported a GAAP net loss of $71,000, or $0.00 per share.

“Our second quarter results were in line with our expectations and we are seeing some real progress on key initiatives that strengthen our competitive position going forward,” said G.G. Pique, President and CEO of Energy Recovery, Inc. “We have fully integrated the PEI sales organization into our existing Mega Projects and OEM sales groups and are showing one unified sales effort to our customers with a broad menu of energy recovery options and pumps. Additionally, we are getting traction on sales of our most advanced pressure exchanger, the PX-300 device. And finally, our state-of-the-art ceramics production facility has been substantially completed and we feel confident about our ability to successfully ramp up operations and reduce operating costs by achieving our targeted yields.”

Non-GAAP Financial Measures

In evaluating the operating performance of Energy Recovery’s business, Energy Recovery management utilizes financial measures described in this press release that exclude certain non-cash charges and charges related to the purchase of Pump Engineering required by U.S. generally accepted accounting principles, or GAAP. Energy Recovery believes this additional information provides investors and management with additional insight into its underlying core operating performance.

For the calculation of Adjusted EBITDA, a net loss of $322,000 was adjusted for depreciation and amortization expense of $1.1 million, net interest expense of $13,000, tax benefit of $492,000, share-based compensation expense of $711,000 and a purchase accounting adjustment for sale of acquired inventory of $428,000 for the second quarter of 2010.

In the guidance estimates below for the third quarter and full year 2010, net income and earnings are adjusted for the purchase accounting required under GAAP for the acquisition of Pump Engineering. For the full year, the estimates include adjustments of $870,000 for a purchase accounting adjustment for the sale of acquired inventory, $2.6 million in amortization of purchased intangibles, and offset by a tax benefit of approximately $1.3 million based on a statutory tax rate.

A reconciliation of Energy Recovery’s non-GAAP financial measures to the most directly comparable GAAP measures can be found under the heading “Energy Recovery Non-GAAP Financial Reconciliation” below.

Outlook

ERI provides the following guidance on a GAAP basis for the third quarter of 2010 and the full year:

	Q3 2010	Fiscal Year 2010

Estimated Net Revenue	$10 to $12 million	$52 to $56 million

Estimated Net Loss	($1.6) to ($0.6) million	($2.3) to ($0.8) million

Estimated Loss Per Share	($0.03) to ($0.01)	($0.04) to ($0.02)

ERI provides the following non-GAAP guidance for the third quarter of 2010 and the full year:

	Q3 2010	Fiscal Year 2010

Estimated Adjusted Net Income (Loss) (1)	($1.1) to ($0.2) million	($0.1) to $1.4 million

Estimated Adjusted Earnings (Loss) Per Share (2)	($0.02) to ($0.00)	($0.00) to $0.03

Estimated Adjusted EBITDA (3)	($0.2) to $1.2 million	$5 to $8 million

(1) Estimated Adjusted Net Income is defined as GAAP net income adjusted for the purchase accounting for the acquisition of Pump Engineering. The purchase accounting includes a purchase accounting adjustment for sale of acquired inventory, the amortization of intangible assets that were booked as a result of the acquisition, and the tax benefit generated as a result of the purchase accounting expense.

(2) Estimated Adjusted Earnings per Share is defined as Estimated Adjusted Net Income divided by the fully diluted shares. Estimated Adjusted Loss per Share is defined as Estimated Adjusted Net Loss divided by basic shares.

(3) Estimated Adjusted EBITDA is defined net income adjusted for interest expense (income), taxes, depreciation, amortization, share-based compensation, and a purchase accounting adjustment for sale of acquired inventory.

ERI provides the following guidance for the 2011 fiscal year:

FY 2011

Estimated Net Revenue	$60 to $70 million

Forward Looking Statements

This press release includes “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements about ERI’s estimated net revenue, GAAP and non-GAAP net income or loss and earnings or loss per share, and estimated adjusted net income or loss, adjusted earnings or loss per share and adjusted EBITDA, for the third quarter and 2010 fiscal year and net revenue for the 2011 fiscal year. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from the predictions in those forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, delays in, or cancellation of, the construction of desalination plants, the inability of our customers to obtain project financing, delays in governmental approvals, changes in end users’ budgets for desalination plants or the timing of their purchasing decisions, our inability to integrate Pump Engineering’s business into ERI’s operations successfully, our ability to ship new products to meet scheduled delivery times; the world economic crisis and other risks detailed in the Company's filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements. For more details relating to the risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, please refer to the Company's SEC filings.

Conference Call to Discuss Second Quarter 2010 Results

The conference call scheduled today at 1:30 p.m. PDT will be in a "listen-only" mode for all participants other than the investment professionals who regularly follow the Company. The toll-free phone number for the call is 1-877-941-8610 or +1-480-629-9820 and the access code is 4329430. Callers should dial in approximately 15 minutes prior to the scheduled start time. A telephonic replay will be available at 1-800-406-7325 or +1-303-590-3030, Access Code: 4329430, until Thursday, August 19, 2010. Investors may also access the live call or the replay over the internet at www.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

About ERI®

Energy Recovery, Inc. (NASDAQ:ERII) designs and develops energy recovery devices that help make desalination affordable by significantly reducing energy consumption. Energy Recovery technologies include the PX Pressure Exchanger® device for desalination and the Turbocharger hydraulic turbine energy recovery device and pump for desalination, gas and liquid processing applications. In total, Energy Recovery helps reduce CO2 emissions by more than 4.7 million tons per year and produce 1.6 billion gallons of potable water per day. The company is headquartered in the San Francisco Bay Area with offices near Detroit and in key desalination centers worldwide, including Madrid, Shanghai and Dubai. For more information about Energy Recovery, Inc. please visit www.energyrecovery.com.

Unaudited Financial Results

ENERGY RECOVERY, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net revenue	$13,304	$9,089	$25,919	$21,735
Cost of revenue	6,676	3,291	11,933	7,864
Gross profit	6,628	5,798	13,986	13,871
Operating expenses:
General and administrative	4,339	3,508	8,755	6,662
Sales and marketing	2,142	1,651	4,102	3,161
Research and development	863	826	1,691	1,630
Total operating expenses	7,344	5,985	14,548	11,453
Income (loss) from operations	(716)	(187)	(562)	2,418
Interest expense	(17)	(10)	(38)	(24)
Other non-operating income (expense), net	(81)	117	(99)	29
Income (loss) before provision for income taxes	(814)	(80)	(699)	2,423
Provision for (benefit from) income taxes	(492)	(9)	(445)	940
Net income (loss)	$(322)	$(71)	$(254)	$1,483
Earnings (loss) per share:
Basic	$(0.01)	$(0.00)	$(0.00)	$0.03
Diluted	$(0.01)	$(0.00)	$(0.00)	$0.03
Number of shares used in per share calculations:
Basic	52,078	50,146	51,661	50,099
Diluted	52,078	50,146	51,661	52,629

ENERGY RECOVERY, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share data and par value) (unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$52,109	$59,115
Restricted cash	7,557	5,271
Accounts receivable, net of allowance for doubtful accounts of $35 and $196 at June 30, 2010 and December 31, 2009, respectively	14,914	12,683
Unbilled receivables, current	2,378	5,544
Inventories	12,208	10,359
Deferred tax assets, net	1,467	1,466
Prepaid expenses and other current assets	3,479	1,741
Total current assets	94,112	96,179
Restricted cash, non-current	2,311	5,555
Unbilled receivables, non-current	1,060	—
Property and equipment, net	22,585	16,958
Goodwill	12,790	12,790
Other intangible assets, net	9,620	10,987
Deferred tax assets, non-current, net	447	447
Other assets, non-current	43	53
Total assets	$142,968	$142,969
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,611	$1,952
Accrued expenses and other current liabilities	9,217	9,492
Income taxes payable	45	350
Accrued warranty reserve	850	605
Deferred revenue	4,149	4,628
Current portion of long-term debt	128	265
Current portion of capital lease obligations	189	203
Total current liabilities	18,189	17,495
Long-term debt	149	246
Capital lease obligations, non-current	276	369
Other non-current liabilities	1,838	3,890
Total liabilities	20,452	22,000

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 52,436,769 and 51,215,653 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	52	51
Additional paid-in capital	110,364	108,626
Notes receivable from stockholders	(37)	(90)
Accumulated other comprehensive loss	(57)	(66)
Retained earnings	12,194	12,448
Total stockholders’ equity	122,516	120,969
Total liabilities and stockholders’ equity	$142,968	$142,969

Energy Recovery Non-GAAP Financial Reconciliation (unaudited)

Second Quarter 2010:

Reconciliation of Adjusted Net Income	Q2 2010
(in thousands)

Net income (loss)	$(322)
Plus:
Purchase adjustment of acquired inventory	428
Amortization of purchased intangible assets	677
Income tax effect (1)	(703)
Adjusted net income	$80

(1) Represents the application of the effective tax rate to the non-GAAP adjustments

Reconciliation of Adjusted EBITDA	Q2 2010
(in thousands)

Net income (loss)	$(322)
Plus:
Net interest	13
Tax (benefit)	(492)
Depreciation of fixed assets	457
Amortization of intangible assets	683
Share-based compensation	711
Purchase adjustment of acquired inventory	428
Adjusted EBITDA	$1,478

Guidance for the third quarter of 2010 and the full year (amounts in thousands):

Reconciliation of Estimated Adjusted Net Income (Loss)	Q3 2010		FY 2010
	Low	High	Low	High

Net income (loss)	$(1,554)	$(628)	$(2,302)	$(781)
Plus:
Purchase adjustment of acquired inventory	20	20	870	870
Amortization of purchased intangible assets	677	677	2,606	2,606
Income tax effect (1)	(258)	(258)	(1,286)	(1,286)
Adjusted net income (loss)	$(1,115)	$(189)	$(112)	$1,409

(1) Represents the application of the statutory tax rate to the non-GAAP adjustments

Reconciliation of Estimated Adjusted EBITDA	Q3 2010		FY 2010
	Low	High	Low	High

Net income (loss)	$(1,554)	$(628)	$(2,302)	$(781)
Plus:
Net interest	7	7	41	41
Tax provision (benefit)	(913)	(369)	(1,351)	(459)
Depreciation of fixed assets	724	724	2,397	2,397
Amortization of intangible assets	689	689	2,632	2,632
Share-based compensation	779	779	2,959	2,959
Purchase adjustment of acquired inventory	20	20	870	870
Adjusted EBITDA	$(248)	$1,222	$5,246	$7,659

CONTACT:
Energy Recovery, Inc.
Tom Willardson, 510-483-7370
Chief Financial Officer